UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2025

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02. Unregistered Sales of Equity Securities.

As of November 1, 2025, VistaOne, L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $96.5 million.

The following table provides details on the Units sold by the Fund to third-party investors and an independent director:

Class	Number of Units Sold(1,2)	Aggregate Consideration(2)
Class A-B	342,992	$10,383,500
Class A-I	2,270,467	$68,936,373
Class A-S	569,905	$17,217,500

(1)
The number of Units sold by the Fund was finalized on November 26, 2025, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of October 31, 2025. Refer to Item 8.01 below for information on the Fund’s Transactional NAV.
(2)
Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and Regulation S thereunder. Units presented above were sold to third-party investors and an independent director, including through VistaOne (TE), L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 11, 2025, Heather Wilkins will serve as the principal financial officer and principal accounting officer of the Fund, as approved by the Fund’s General Partner on November 26, 2025.

Ms. Wilkins, 37, has served as a Director of Vista Equity Partners Management, LLC (“Vista”) since January 2025. At Vista, she has led all aspects of accounting and reporting for the Fund and has worked closely with executive management. Prior to joining Vista, Ms. Wilkins was employed at PricewaterhouseCoopers LLP from 2011 to 2025, and most recently was a Director in their Asset and Wealth Management audit practice, focusing on alternative investment products and registered investment companies. She has extensive experience in public company financial reporting, investment company accounting and Sarbanes-Oxley compliance. Ms. Wilkins earned a B.S. in Accounting and a B.B.A. in International Business from Loyola Marymount University and is a certified public accountant in the states of California, Colorado and Texas.

Ms. Wilkins will assume the roles of the Fund’s principal financial officer and principal accounting officer, currently held by Rohan Ranadive, who resigned from Vista and as the Chief Financial Officer of the Fund, effective as of December 11, 2025, as previously reported.

Ms. Wilkins has no arrangements or understandings with any other person pursuant to which she was selected for her position, there are no family relationships between Ms. Wilkins and any director or executive officer of the Fund and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of October 31, 2025, is as follows:

Class of Units	Transactional NAV per Unit
Class A-B	$30.27
Class A-D	$30.32
Class A-I	$30.36
Class A-S	$30.21
Class E	$31.62

As of October 31, 2025, no Class B, Class D, Class I, Class R, Class S or Class V Units were outstanding.

The Fund calculates Transactional NAV for purposes of establishing the price at which subscriptions and repurchases of the Fund’s Units are made. The Fund will also post the Transactional NAV per Unit on its website at https://pws.vistaequitypartners.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please refer to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Transactional Net Asset Value as of October 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: November 26, 2025	By:	/s/ Rohan Ranadive
	Name:	Rohan Ranadive
	Title:	Chief Financial Officer